Exhibit 99.1
News Release
Contact: Ralph Pitts, Belk, Inc., 704-426-8402, ralph_pitts@belk.com
Belk Reports Fiscal 2010 Operating Results
Net Income Increases Significantly to $67.1 Million
CHARLOTTE, N.C., April 1, 2010 — Belk, Inc. today announced operating results for its 2010 fiscal year ended January 30, 2010.
Tim Belk, chairman and chief executive officer of Belk, Inc., stated, “We saw steadily improving sales trends in the third and fourth quarters of the year and are encouraged about our results, especially improvements in our merchandise margins. We were able to generate significant cash flow and ended the year with $586 million in cash. This strengthens our balance sheet and positions us to make strategic investments for long-term growth and success.”
Net Sales
Net sales for the 52-week period decreased 4.4 percent to $3.35 billion compared to the prior-year period. On a comparable store basis, sales declined 4.6 percent. The decrease was due primarily to a significant decline in consumer spending during the first half of the year that was partially offset by improved sales trends in the second half.
Net Income
Net income increased to $67.1 million for the year compared to a net loss of $213.0 million for the prior-year period. The increase in fiscal year 2010 reflects corporate initiatives that produced improved merchandise margins and reduced expenses. The net loss in fiscal year 2009 resulted primarily from a non-cash goodwill impairment charge.
Net income excluding non-comparable items for the year was $95.2 million compared to
$53.1 million for the prior year. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.
Store Expansion
Belk opened three new stores during 2009 in Newnan, Ga., Winder, Ga. and Richmond, Ky., and completed the expansions of three stores in Knoxville, Tenn. (Colonial Pinnacle at Turkey Creek), Ashland, Ky. and Hilton Head Island, S.C.
Belk Declares Dividend, Announces Stock Buyback
The company’s board of directors declared a regular dividend of $.40 per share and a special one-time additional dividend of $.40 per share for shareholders of record on April 1, 2010. The board also announced approval of an offer to repurchase up to 2,880,000 shares of the company’s common stock at a price of $26.00 per share. The company expects to launch the repurchase offer on or about April 21, 2010.
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About Belk, Inc.
Charlotte, N.C.-based Belk, Inc. is the nation’s largest privately owned mainline department store company. It operates 306 Belk stores located in 16 Southern states. The company was founded in 1888 by William Henry Belk in Monroe, N.C., and is in the third generation of Belk family leadership. Its Belk.com Web site is designed with many special features to make online shopping exciting, convenient and easy for customers. It offers a wide assortment of fashion apparel, shoes and accessories for the entire family along with top name cosmetics, a wedding registry and a large selection of quality merchandise for the home.
Notes:
To provide clarity in measuring Belk’s financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of “net income excluding non-comparable items.” Belk believes that “net income excluding non-comparable items” is a financial measure that emphasizes the Company’s core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results.
Belk also excludes such items when evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk’s results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of “net income excluding non-comparable items” should not be considered in isolation or as a substitute for GAAP net income.
Certain statements made in this news release are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” or other similar words.
Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: general, economic, political and business conditions, nationally and in our market areas; unseasonable and extreme weather conditions in our market areas; the income received from GE, the operator of our private label credit card business; our ability to correctly anticipate appropriate inventory levels during the year; the efficient and effective operation of our distribution network and information systems to manage sales, distribution, merchandise planning and allocation functions; our ability to execute growth and expansion plans; our ability to successfully integrate the Parisian department stores acquired from Saks Incorporated; our ability to integrate and operate our in-house fine jewelry business; our ability to successfully expand and operate our Belk.com website; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to manage the Company’s expense structure; and our ability to comply with debt covenants which could adversely affect our capital resources, financial condition and liquidity.
For additional information on these and other risk factors, see the section captioned “This Report Contains Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and in other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.
This press release is for informational purposes only and is not an offer to purchase or the solicitation of an offer to purchase any of the Company’s common stock. The offer to purchase the Company’s common stock will be set forth in a tender offer statement that Belk will file with the Securities and Exchange Commission at the time of the commencement of such a tender offer.
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BELK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Fiscal Year Ended
	January 30,	January 30,
(millions)	2010	2009
Revenues	$3,346.3	$3,499.4
Cost of goods sold (including occupancy, distribution and buying expenses)	2,271.9	2.430.3
Selling, general and administrative expenses	886.3	947.7
Goodwill impairment	—	326.6
Gain on sale of property and equipment	2.0	4.1
Other asset impairment and exit costs	39.9	31.6
Pension curtailment charge	2.7	—

Operating income (loss)	147.5	(232.7)
Interest expense	(51.3)	(55.5)
Interest income	1.0	4.7
Gain on investments	—	0.2

Income (loss) before income taxes	97.2	(283.3)
Income tax expenses (benefit)	30.1	(70.3)

Net income (loss)	$67.1	(213.0)

BELK, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AND
NET INCOME EXCLUDING NON-COMPARABLE ITEMS
(unaudited)

	Fiscal Year Ended
	January 30,	January 30,
(millions)	2010	2009
Net income (loss)	$67.1	$(213.0)
Goodwill impairment, net of income tax	—	245.6
Gain on sale of property and equipment, net of income tax	(1.4)	(3.1)
Other asset impairment and exit costs, net of income tax	27.6	23.8
Pension curtailment charge, net of income tax	1.9	—
Gain on investments, net of income tax	—	(0.2)

Net income excluding non-comparable items	$95.2	53.1